Exhibit 99.1

FOR IMMEDIATE RELEASE

Labcorp Contacts:

Christin O’Donnell (investors) – 336-436-5076

Investor@Labcorp.com

Kimbrel Arculeo (media) – 336-436-8263

Media@Labcorp.com

OPKO Health Contacts:

Yvonne Briggs, LHA Investor Relations (investors) - 310-691-7100
ybriggs@lhai.com

Bruce Voss, LHA Investor Relations (investors) - 310-691-7100
bvoss@lhai.com

Labcorp Completes Acquisition of Select Assets of BioReference Health's Diagnostics Business

from OPKO Health

Enhances Labcorp’s laboratory services network and expands access to its clinical services

BURLINGTON, N.C. and MIAMI, September 16, 2024 – Labcorp (NYSE: LH), a global leader of innovative and comprehensive laboratory services, and OPKO Health, Inc. (Nasdaq: OPK), a multinational biopharmaceutical and diagnostics company, announced today the completion of Labcorp’s acquisition of select assets of BioReference Health, a wholly owned subsidiary of OPKO Health. The transaction is expected to provide patients, physicians and customers with greater access to Labcorp's comprehensive, high-quality laboratory services, scientific expertise and expanded testing capabilities in key regions across the country.

The acquisition includes BioReference Health's laboratory testing businesses focused on clinical diagnostics and reproductive and women's health in the United States outside of New York and New Jersey, including certain patient service centers (PSCs), customer contracts and operating assets, which currently generate approximately $100 million in annual revenue. The purchase price for the transaction is $237.5 million.

"This transaction demonstrates our commitment to increase patient access to quality laboratory services, and we are thrilled to close an acquisition that will expand our clinical diagnostics footprint with assets that will immediately benefit from Labcorp’s scale and expertise,” said Mark Schroeder, Executive Vice President and President of Diagnostics Laboratories and Chief Operations Officer of Labcorp. "With the transaction complete, we are focused on integrating these assets as we drive better health outcomes for patients and advance our mission to improve health and improve lives.”

“We believe the sale of these diagnostic assets is an important step in our efforts to improve efficiencies and enhance productivity of BioReference Health’s operations and accelerate our progress to profitability,” stated Phillip Frost, M.D., Chairman and Chief Executive Officer of OPKO. “Furthermore, it enables us to focus on our core clinical diagnostics in New York and New Jersey and higher value testing segments, including our national oncology and urology franchises, which comprise approximately $400 million in annual revenue. We look forward to continuing to build our best-in-class portfolio to better serve our clients and patients.”

Lazard served as Labcorp's financial advisor, and Hogan Lovells, Kilpatrick Townsend and Parker Poe served as legal counsel.

Piper Sandler & Co. served as OPKO's financial advisor, and Greenberg Traurig served as legal counsel.

About Labcorp

Labcorp (NYSE: LH) is a global leader of innovative and comprehensive laboratory services that helps doctors, hospitals, pharmaceutical companies, researchers and patients make clear and confident decisions. We provide insights and advance science to improve health and improve lives through our unparalleled diagnostics and drug development laboratory capabilities. The company's more than 67,000 employees serve clients in approximately 100 countries, provided support for 84% of the new drugs and therapeutic products approved in 2023 by the FDA and performed more than 600 million tests for patients around the world. Learn more about us at www.Labcorp.com.

About OPKO

OPKO Health, Inc. (Nasdaq: OPK) is a multinational biopharmaceutical and diagnostics company that seeks to establish industry-leading positions in large, rapidly growing markets by leveraging its discovery, development, and commercialization expertise and novel and proprietary technologies. For more information, visit www.opko.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements, including but not limited to statements with respect to the (a) the anticipated impact of the transaction including expanding patient access to laboratory services, scientific expertise and testing capabilities, (b) integration plans and (c) the anticipated benefits of the transaction for Labcorp and OPKO. Each of the forward-looking statements is subject to change based on various important factors, many of which are beyond each party's control, including without limitation (i) the successful integration of the transaction, (ii) potential difficulties with employee retention; (iii) the trading price of each of Labcorp and OPKO's stock, competitive actions and other unforeseen changes and general uncertainties in the marketplace; (iv) changes in government regulations; (v) customer purchasing decisions, including changes in payer regulations or policies; (vi) other adverse actions of governmental and third-party payers; (vii) changes in testing guidelines or recommendations; (viii) federal, state, and local government responses to the COVID-19 pandemic and the volume of COVID-19 Testing performed; (ix) the impact of global geopolitical events; (x) the effect of public opinion on each party's reputation; (xi) adverse results in material litigation matters, if applicable; (xii) the impact of changes in tax laws and regulations; (xiii) failure to maintain or develop customer relationships; (xiv) failure in information technology, systems or data security; (xv) personnel costs; (xvi) inflation, and (xvii) increased competition.. These factors, in some cases, have affected and in the future (together with other factors) could affect each of Labcorp’s and OPKO's ability to implement their respective business strategies, and actual results could differ materially from those suggested by these forward-looking statements. As a result, readers are cautioned not to place undue reliance on any of the forward-looking statements.

Each of Labcorp and OPKO has no obligation to provide any updates to these forward-looking statements even if its expectations change. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. Further information on potential factors, risks and uncertainties that could affect operating and financial results is included in the most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q, including in each case under the heading RISK FACTORS, and in other filings with the SEC by each of Labcorp and OPKO. The information in this press release should be read in conjunction with a review of each of Labcorp’s and OPKO’s filings with the SEC, including the information in each of Labcorp’s and OPKO's most recent Annual Report on Form 10-K, and subsequent quarterly reports on Form 10-Q, under the heading "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS".

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